                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-12


                               EGGHEAD.COM, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Notes:

                             [LOGO OF EGGHEAD.COM]

                                                                  April 16, 2001

To Our Stockholders:

   You are cordially invited to attend the 2001 annual meeting of stockholders of Egghead.com, Inc. to be held at Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, on Tuesday, June 5, 2001, at 10:00 a.m. Pacific Time. The matters we expect to act upon at the meeting are the election of three Class II directors to our board of directors and ratification of Deloitte & Touche LLP as our independent accountants for 2001. Each of these proposals is described in detail in the accompanying notice of annual meeting of stockholders and proxy statement.

   Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We hope to see you at the meeting.

                                          Sincerely,

                                          /s/ Jeffrey F. Sheahan
                                          Jeffrey F. Sheahan
                                          Chief Executive Officer

                               EGGHEAD.COM, INC.
                                1350 WILLOW ROAD
                          MENLO PARK, CALIFORNIA 94025

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Egghead.com, Inc. will be held at Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, on Tuesday, June 5, 2001, at 10:00 a.m. Pacific Time.

   At the meeting, you will be asked to consider and vote upon the following matters:

     1. The election of three Class II directors of Egghead.com, each to serve until the 2003 annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier resignation, death or removal. Our board of directors intends to present the following nominees for election as directors:

       Scott Gibson
       Ken Orton
       Jeff Sheahan

     2. A proposal to ratify the selection of Deloitte & Touche LLP as our independent accountants for 2001.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 9, 2001 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey F. Sheahan
                                          Jeffrey F. Sheahan
                                          Chief Executive Officer

Menlo Park, California
April 16, 2001


 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               EGGHEAD.COM, INC.
                                1350 WILLOW ROAD
                          MENLO PARK, CALIFORNIA 94025

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 April 16, 2001

   The accompanying proxy is solicited on behalf of the board of directors of Egghead.com, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held at Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, on Tuesday, June 5, 2001, at 10:00 a.m. Pacific Time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 16, 2001. Our 2000 annual report to stockholders is enclosed with this proxy statement.

Record date and quorum

   Only holders of our common stock of record at the close of business on April 9, 2001, the record date, will be entitled to vote at the meeting. A majority of the shares outstanding on this record date will constitute a quorum for the transaction of business at the meeting.

Outstanding shares

   At the close of business on the record date, we had 42,932,169 shares of common stock outstanding and entitled to vote, held of record by approximately 1,364 stockholders of record.

Voting rights

   Holders of our common stock are entitled to one vote for each share held as of the record date. Shares may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the meeting.

Required votes

   Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

   Approval of Proposal 2 requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting that are voted "for", "against" or "abstain" on the proposal.

   Broker non-votes will not affect the outcome of the vote with respect to either the election of directors or Proposal 2.

   All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

Voting of proxies

   The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly mail it in the enclosed envelope or otherwise return it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the board of all the nominees presented by our board of directors). We are not aware of any other matters to be brought before the meeting. However, as to any business that may properly come before the meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies.

   In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

   We will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, in person or by telephone.

Revocability of proxies

   Anyone signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is present at the meeting, or by attendance at the meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares and that such broker, bank or other nominee is not voting such shares.

Definitions

   Throughout this proxy statement the term "Old Egghead" refers to Egghead.com, Inc., a Washington corporation, prior to its merger with a subsidiary of ONSALE, Inc., on November 19, 1999, and "Egghead" is used to refer to ONSALE, Inc. prior to its acquisition of Old Egghead and to the combined entity thereafter, which changed its name to Egghead.com, Inc., a Delaware corporation.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

   Our board of directors presently consists of eight members, three of whom are Class II directors to be elected at the meeting. Each Class II director will be elected to hold office until the 2004 annual meeting of stockholders and until his successor is duly elected and qualified, or until such director's earlier resignation, death or removal.

   The nominees for election as Class II directors are: Scott Gibson, Ken Orton and Jeff Sheahan. Shares represented by the accompanying proxy will be voted "for" the election of the three nominees unless the proxy is marked in such a manner as to withhold authority to vote. In the event that any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each of the nominees has consented to being named in this proxy statement and to serve if elected. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The three nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting, a quorum being present, will become class II directors at the conclusion of the tabulation of votes.

Directors and nominees for director

   The names of the continuing directors and the director nominees, their ages as of December 31, 2000 and other information about them are shown below:

  Name of Director or          Committee                                          Director
    Director Nominee      Age Memberships           Principal Occupation           Since
  -------------------     --- ------------          --------------------          --------
Nominees for Class II
directors--term expiring
at the 2004 annual
meeting

C. Scott Gibson.........   48    Audit     President, Gibson Enterprises            1999
Kenneth J. Orton........   49    Audit     Principal, Cognitiative, Inc.            1996
Jeffrey F. Sheahan......   47              President & CEO, Egghead.com             2000

Class III directors--
term expiring at the
2002 annual meeting

S. Jerrold Kaplan.......   48   Finance    Co-Chairman, Egghead.com                 1994
George P. Orban.........   55              Co-Chairman, Egghead.com                 1999

Class I directors--term
expiring at the 2003
annual meeting.

Peter L. Harris.........   57 Compensation President and CEO, San Francisco 49ers   1996
Karen White.............   38 Compensation Principal, Pequot Capital Management     1999

Director nominees

   C. Scott Gibson was a director of Old Egghead from September 1998 until November 1999. From 1992 to the present, Mr. Gibson has served as a board member, investor and strategic advisor to high technology companies in the computer hardware, enterprise software and Internet industries. From 1983 to 1992, Mr. Gibson served as the President and Chief Operating Officer of Sequent Computer Systems, a computer manufacturing company which he co-founded. He is a member of the Board of Directors of TriQuint Semiconductor, Radisys Corporation and Integrated Measurement Systems, Inc. Mr. Gibson received his B.S. degree in electrical engineering and a M.B.A. from the University of Illinois.

   Kenneth J. Orton has been Chief Strategist, E-Business for Cognitiative, a planning, marketing and consulting business for electronic commerce since March 1999. From 1994 to February 1999, he was President and Chief Executive Officer of Preview Travel, Inc., which became an online travel service in June 1997. From 1989 to 1994, he was Vice President and General Manager for Epsilon, Inc., a wholly-owned subsidiary of American Express TRS, a database marketing company. Mr. Orton is currently a director for Autobytel.com. He received his B.A. degree in business administration and marketing from California State University, Fullerton.

   Jeffrey F. Sheahan has been our President and Chief Executive Officer since July 2000, prior to which he was our Chief Operating Officer since October 1998. From June 1997 to October 1998, he was Senior Vice President of Microwarehouse, Inc. and President of Microwarehouse Europe, a direct marketer of computers and computer-related products. From October 1993 to May 1997, he served as Vice President and General Manager of European Operations for Microwarehouse, Inc. Mr. Sheahan received his B.A. degree in political science and economics from the University of Massachusetts at Boston.

Continuing directors

   Peter L. Harris served as the President and Chief Executive Officer of the San Francisco 49ers since August 2000. Prior to that he served as Chairman, Chief Executive Officer and President of The Picture People, a family portrait studio chain, since 1995. From 1994 to 1996, he was Chairman of Accolade, Inc., a publisher of interactive entertainment software, and from 1994 to 1995, he was Chief Executive Officer of Accolade. From 1992 to 1994, he was a management consultant. Mr. Harris currently is a director of Stride Right, Inc. and Pacific Sunwear of California, Inc. Mr. Harris received his B.A. degree in business administration from Whittier College.

   S. Jerrold Kaplan co-founded Egghead in 1994 and was our President, Chief Executive Officer and director until July 2000. Mr. Kaplan was Chairman of the Board of Directors from inception of our company to November 2000 and has served as Co-Chairman since then. From 1989 to October 1993, he was Chairman of GO Corporation, a developer of pen-based computers. Mr. Kaplan received his B.A. degree in history and philosophy of science from the University of Chicago and received his M.S.E. and Ph.D. degrees in computer and information science from the University of Pennsylvania.

   George P. Orban has been Co-Chairman of the Board of Directors of Egghead since November 2000. Mr. Orban served as Chairman of Old Egghead from May 1996 until November 1999, and served as the Chief Executive Officer of Old Egghead from January 1997 to November 1999. Mr. Orban is Managing Partner of Orban Partners, a private investment company, and a director and co-founder of Ross Stores, Inc. Mr. Orban received his B.S. degree in chemistry from McGill University, an M.A. in International Affairs from Institut d'Etudes Politiques, Universite de Paris, and an M.B.A. from Columbia University.

   Karen White was a director of Old Egghead from September 1998 until November 1999. Since September 2000, Ms. White has served as the Principal, Private Equity Group for Pequot Capital Management, a hedge fund and venture investment company. Prior to that Ms. White served as the Senior Vice President, World Wide Business Development and Emerging Markets, for Oracle Corporation from April 1998. Ms. White joined Oracle in 1993 and has served in various senior executive capacities. Prior to July 1993, Ms. White was Chief Executive Officer for EGIS Corporation, a high technology consulting company.

   Robert Wall has tendered his resignation from the Board of Directors effective June 5, 2001.

Board of Directors

   Our board of directors is divided into three classes, as nearly equal in size as possible, with staggered three-year terms. In 2002, the term of office of our Class III directors will expire at the annual meeting of stockholders. In 2003, the term of office of our Class I directors will expire at the annual meeting of stockholders. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier resignation or removal.

   The board of directors met nine times in 2000, including telephone conference meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by all committees of the board on which such director served.

Committees of the Board of Directors

   Audit Committee. Mr. Gibson and Mr. Orton are the current members of the Audit Committee. By June 2001, we expect to appoint a third member of the Audit Committee. The Audit Committee meets with our independent accountants to review the adequacy of our internal control systems and financial reporting procedures, reviews the general scope of our annual audit and the fees charged by the independent accountants, reviews and monitors the performance of non-audit services by our auditors, reviews the fairness of any proposed transaction between us and any officer, director or other affiliate (other than transactions subject to the review of the compensation committee), and after such review, makes recommendations to the full board and performs such further functions as may be required by any stock exchange or over-the-counter market upon which our common stock may be listed. The Audit Committee met four times during 2000. We believe the members of the Audit Committee meet the independence and financial literacy standards required by Nasdaq.

   Compensation Committee. Mr. Harris, Mr. Wall and Ms. White are the current members of Compensation Committee. Mr. Wall will not be a member of this committee after the 2001 annual stockholder meeting due to his resignation effective as of that date. The Compensation Committee recommends compensation for our officers and employees and grants (or delegates authority to grant) options and other awards under our stock option plans. The Compensation Committee met once during 2000.

   Finance Committee. Mr. Kaplan and Mr. Wall are the current members of the Finance Committee. Mr. Wall will not be a member of this committee after the 2001 annual stockholder meeting due to his resignation effective as of that date. The purpose of the Finance Committee is to determine the terms of financings for Egghead. The Finance Committee met once during 2000.

Compensation Committee Interlocks and Insider Participation

   None of the members of our Compensation Committee has at any time since our formation been an officer or employee of Egghead. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Director compensation

   We reimburse our directors for reasonable expenses associated with their attendance at board meetings. None of the members of the board received a fee for attending board meetings held in 2000. Members of the board of directors who are employees of Egghead do not receive any compensation for their service on the board. Under the Egghead 1995 Equity Incentive Plan, each director who is not an Egghead employee is granted an option to purchase 15,000 shares of common stock under the plan when he or she first becomes a member of the board. Immediately following each annual meeting of stockholders, each eligible director is automatically granted an additional option to purchase 10,000 shares of common stock under the plan if he or she has served continuously as a member of the board for at least one year (5,000 shares if the director has served more than six months but less than one year).

   The options granted to directors have 10-year terms and will terminate three months following the date the director ceases to be one of our directors or consultants or 12 months following that date if the termination is due to death or disability. The options vest over 12 months and are exercisable at a price per share equal to the closing price of Egghead common stock on the date of grant. In the event of a merger, consolidation, dissolution or liquidation of Egghead, or the sale of substantially all of its assets, options awarded to directors pursuant to the plan will accelerate and become immediately exercisable in full.

   The board of directors recommends a vote for the election of each of the nominated directors.

     PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   We have selected Deloitte & Touche LLP as our independent accountants to perform the audit of our financial statements for 2001, and the stockholders are being asked to ratify this selection. Deloitte & Touche LLP has been engaged as our independent accountants since August 2000. Representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The board of directors recommends a vote for the ratification of the selection of Deloitte & Touche LLP as our independent accountants

   On August 21, 2000, we released PricewaterhouseCoopers LLP as our independent public accountants. The reports of PricewaterhouseCoopers LLP on our financial statements for each of 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our Board of Directors on August 16, 2000.

   During our two most recent fiscal years and through August 21, 2000, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements of the Company for such years.

   During our two most recent fiscal years and through August 21, 2000, we had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except that in February 2000 PricewaterhouseCoopers LLP reported to the Audit Committee two material control weaknesses. These were recommendations to the Audit Committee and management that we establish policies and procedures to strengthen the controls surrounding processing of deferred revenue and related transactions on a timely basis, and establish and implement policies and procedures to pre-test changes to our computer systems. We approved those recommendations and are continuing to take corrective action, including the establishment of new procedures and the enhancement of existing procedures, and acquisition of new order management software, to ensure that deferred revenue and related transactions are reconciled timely and any material corrections are made. In addition, we have implemented policies and procedures requiring user testing of all material changes to computer systems prior to implementation, and we intend to enhance our quality assurance procedures as well.

   Deloitte & Touche LLP was engaged by the Company as its new independent accountant to audit our financial statements, effective as of August 21, 2000. Prior to the engagement of Deloitte & Touche LLP, we did not consult with Deloitte & Touche LLP during our two most recent fiscal years and through the date of this report in any matter regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the our financial statements, and neither was a written report provided to us nor was oral advice provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

   We do not expect representatives of PricewaterhouseCoopers LLP to be present at the meeting.

Audit and Other Fees

   The aggregate fees billed by PricewaterhouseCoopers LLP for its audit and quarterly reviews conducted in 2000 were $35,925. The aggregate fees billed by Deloitte & Touche LLP for its audit and quarterly reviews conducted in 2000 were $169,561.

   We did not incur any obligations to either PricewaterhouseCoopers LLP or Deloitte & Touche LLP during 2000 for financial information systems design or information systems implementation.

   The aggregate fees billed for other services rendered by PricewaterhouseCoopers LLP in 2000 and not disclosed above were $45,369. The aggregate fees billed for other services rendered by Deloitte & Touche LLP in 2000 and not disclosed above were $85,819.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2001 by:

  . each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  . each director and director nominee;

  . each named executive officer set forth in the Summary Compensation Table below; and

  . all current directors and executive officers as a group.

   Beneficial ownership is determined under SEC rules and generally includes voting or investment power with respect to securities. Unless indicated otherwise, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 42,932,169 shares outstanding as of March 31, 2001. Shares of common stock subject to options exercisable within 60 days of March 31, 2001 are deemed to be outstanding and to be beneficially owned by the persons holding the options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                                            Amount of
                                                            Beneficial
                                                            Ownership  Percent
                                                            ---------- -------
    S. Jerrold Kaplan (1).................................. 4,813,960   11.21%
    George P. Orban (2)....................................   717,344    1.65%
    Jeffrey F. Sheahan (3).................................   350,520       *
    John E. Labbett (4)....................................   269,438       *
    Merle M. McIntosh (5)..................................   175,979       *
    Peter L. Harris (6)....................................    33,028       *
    Robert T. Wall (7).....................................    32,656       *
    Kenneth J. Orton (8)...................................    32,035       *
    C. Scott Gibson (9)....................................    27,260       *
    Karen White (10).......................................    27,006       *
    William Skinner (11)...................................    25,623       *
    All executive officers and directors as a group (12)
     (11 persons).......................................... 6,504,849   15.15%

--------
  *  Less than 1%

 (1) Represents 4,813,960 shares held of record by Mr. Kaplan, and excludes shares held of record by Mr. Kaplan's wife, shares held of record by Amy Kaplan Eckman, trustee of the Lily Layne Kaplan Irrevocable Trust and shares held of record by the Kaplan Family Trust. Mr. Kaplan disclaims beneficial ownership of the shares held by his wife and shares held by the trusts. Mr. Kaplan is Co-Chairman of our Board of Directors. Mr. Kaplan's address is Egghead.com, Inc., 1350 Willow Road, Menlo Park, CA 94025.

 (2) Includes 640,426 shares subject to an option exercisable within 60 days after March 31, 2001. Mr. Orban is Co-Chairman of our Board of Directors.

 (3) Represents shares subject to options exercisable within 60 days after March 31, 2001. Mr. Sheahan is our President and Chief Executive Officer.

 (4) Includes 260,832 shares subject to options exercisable within 60 days after March 31, 2001. Mr. Labbett served as our Executive Vice President and Chief Financial Officer until March 31, 2001.

 (5) Represents shares subject to an option exercisable within 60 days after March 31, 2001. Mr. McIntosh is our Senior Vice President of Product and Site Management.

 (6) Represents 33,028 shares subject to an option exercisable within 60 days after March 31, 2001. Mr. Harris is a director of Egghead.

 (7) Includes 27,006 shares subject to an option exercisable within 60 days after March 31, 2001. Mr. Wall is a director of Egghead.

 (8) Includes 31,035 shares subject to an option exercisable within 60 days after March 31, 2001. Mr. Orton is a director of Egghead.

 (9) Includes 27,006 shares subject to an option exercisable within 60 days after March 31, 2001. Mr. Gibson is a director of Egghead.

(10) Represents 27,006 shares subject to an option exercisable within 60 days after March 31, 2001. Ms. White is a director of Egghead.

(11) Represents shares subject to an option exercisable within 60 days after March 31, 2001. Mr. Skinner is our Vice President of Human Resources.

(12) Includes 1,598,461 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2001.

                                   MANAGEMENT

Executive officers

   The following table sets forth the names of our executive officers and information about each:

             Name           Age               Principal Occupation
             ----           ---               --------------------
   Jeffrey F. Sheahan......  47 President and Chief Executive Officer
   Mark C. Shepherd........  45 Chief Financial Officer
   Merle W. McIntosh.......  45 Senior Vice President Product and Site Management
   Robert S. Islinger......  45 Vice President of Marketing
   William Skinner.........  54 Vice President of Human Resources

   Jeffrey F. Sheahan has been our President and Chief Executive Officer since July 2000, prior to which he served as our Chief Operating Officer since October 1998. From June 1997 to October 1998, he was Senior Vice President of Microwarehouse, Inc. and President of Microwarehouse Europe, a direct marketer of computers and computer-related products. From October 1993 to May 1997, he served as Vice President and General Manager of European Operations for Microwarehouse, Inc. Mr. Sheahan received his B.A. degree in political science and economics from the University of Massachusetts at Boston.

   Mark C. Shepherd has been our Chief Financial Officer since April 2001. From March 2001 to April 2001, Mr. Shepherd served as an independent business consultant. From June 1999 to March 2001, he was Managing Partner and Chief Financial Officer of 54th Street Partners, a management consulting firm. From October 1997 to June 1999 he served as Chief Executive Officer and Chief Operating Officer of Yes! Entertainment, a company specializing in promotional toys. From 1995 to September 1997, Mr. Shepherd served in several capacities with Einstein/Noah Bagel Corp., including Chief Financial Officer, Noah's LLC and Senior Vice President, Finance and Operations. Mr. Shepherd was the Chief Financial Officer of Lewis Galoob Toys, Inc. from May 1992 to August 1995. Mr. Shepherd received his B.S. in Finance from Ohio State University.

   Merle W. McIntosh has been our Senior Vice President of Product and Site Management since March 1997. From 1994 to February 1997, he was Vice President of Purchasing for Microwarehouse, Inc., a direct marketer of computer products. From 1992 to 1994, he was Director of Product Management for Entex, Inc., a computer reseller. Mr. McIntosh studied business management at New Hampshire College.

   Robert S. Islinger has been our Senior Vice President of Marketing since February 2001. He was Senior Vice President of Marketing, Advertising, and Sales Promotion for OfficeMax from November 1998 to February 2001. From 1994 to November 1998, he was an executive with Payless Cashways, where he served in several capacities, including most recently Senior Vice President of Merchandising and Marketing. Mr. Islinger served as Vice President of Marketing for Service Merchandise from 1987 to 1994. Mr. Islinger studied Communications at Ithaca College.

   William A. Skinner has been Vice President of Human Resources since August 1999. From 1988 to January 1999 he was Manager of Human Resources with Xerox Corporation at the Palo Alto Research Center. From 1984 to November 1988, he was a Compensation and Benefits Program Manager at Xerox Corporate Headquarters, Stamford Connecticut. Mr. Skinner received his B.S. degree in psychology from the University of Rochester in New York.

                             EXECUTIVE COMPENSATION

   The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities with Egghead and its subsidiaries during each of 1998, 1999 and 2000 to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 2000. This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. We do not grant stock appreciation rights and we have no long-term compensation benefits other than stock options.

                           SUMMARY COMPENSATION TABLE

                                                        Long-Term Compensation
                                   Annual Compensation          Awards
                                  --------------------- -----------------------
                                                        Securities
                                                        Underlying  All Other
   Name and Principal Position    Year  Salary   Bonus   Options   Compensation
   ---------------------------    ---- -------- ------- ---------- ------------
Jeffrey F. Sheahan............... 2000 $300,000 $     0  550,000     $ 90,054(1)
 President and                    1999 $255,705 $50,000   50,000     $ 33,711(2)
 Chief Executive Officer          1998 $ 58,755 $     0  275,000     $ 30,747
S. Jerrold Kaplan................ 2000 $100,000 $     0        0     $      0
 President and                    1999 $100,000 $     0        0     $      0
 Chief Executive Officer          1998 $100,000 $     0        0     $      0
John E. Labbett.................. 2000 $263,462 $     0  250,000     $ 44,625(3)
 Vice President and               1999 $229,006 $     0   75,000     $ 53,137(2)
 Chief Financial Officer          1998 $101,794 $     0  200,000     $  9,321
Merle W. McIntosh................ 2000 $212,308 $     0  150,000     $ 38,730(5)
 Senior Vice President            1999 $193,750 $     0   50,000     $      0
 of Product and Site Management   1998 $175,000 $     0        0     $      0
Norman F. Hullinger ............. 2000 $205,875 $     0  200,000     $185,000(4)
 Senior Vice President            1999      n/a $     0      n/a          n/a
 of Sales and Operations          1998      n/a $     0      n/a          n/a
William Skinner ................. 2000 $133,923 $     0   45,000     $      0
 Vice President                   1999      n/a $     0      n/a          n/a
 of Human Resources               1998      n/a $     0      n/a          n/a

--------
(1) Partial forgiveness of principal and interest on loan to Mr. Sheahan.

(2) Represents relocation compensation.

(3) Represents transportation compensation.

(4) Retention bonus. Mr. Hullinger ceased employment with us on March 30, 2001.

(5) Forgiveness of principal plus associated taxes on loan to Mr. McIntosh.

   The following table sets forth information regarding option grants to each of the named executive offers during 2000 under our 1995 Equity Incentive Plan. In accordance with SEC rules, the table sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms, based on 5% and 10% assumed rates of appreciation from the date the option was granted to the end of the option term. There can be no assurance that these potential gains will ever be realized.

                             Option Grants in 2000

                                                                             Potential
                                                                         Realizable Value
                                                                         at Assumed Annual
                                    Percentage                            Rates of Stock
                         Number of   of Total                                  Price
                         Securities  Options                             Appreciation for
                         Underlying Granted to                            Option Term(2)
                          Options   Employees  Exercise Price Expiration -----------------
          Name           Granted(1)  in 2000     Per Share       Date       5%      10%
          ----           ---------- ---------- -------------- ---------- -------- --------
Jeffrey F. Sheahan......   50,000      1.0%        $9.50       02/29/10  $298,725 $380,170
                          500,000      9.7%        $2.25       07/14/10  $707,506 $900,402
John E. Labbett.........   50,000      1.0%        $9.50       02/29/10  $298,725 $380,170
                          200,000      3.9%        $2.25       07/14/10  $283,003 $360,161
Merle W. McIntosh.......   50,000      1.0%        $9.50       02/29/10  $298,725 $380,170
                          100,000      1.9%        $2.25       07/14/10  $141,501 $180,080
Norman F. Hullinger.....   50,000      1.0%        $9.50       02/29/10  $298,725 $380,170
                          150,000      2.9%        $2.25       07/14/10  $212,252 $270,121
William A. Skinner......   20,000      0.4%        $4.69       04/25/10  $ 58,959 $ 75,033
                           25,000      0.5%        $2.44       07/31/10  $ 38,323 $ 48,772

--------
(1) The options shown in the table were granted at fair market value, are non-qualified stock options and expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's employment.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by SEC rules and do not represent our estimate or projection of future common stock prices or values.

   The following table sets forth information concerning the exercise of options by each of the named executive officers during 2000, including the aggregate amount of gains on the date of exercise. The table includes the number of shares covered by both exercisable and unexercisable stock options as of December 29, 2000. Also reported are values of "in-the-money" options that represent any positive spread between the respective exercise prices of outstanding stock options and $0.59 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 29, 2000, the last day of trading in 2000.

             Aggregate Option Exercises in 2000 and Year-End Values

                                                 Number of Securities      Value of Unexercised
                                                Underlying Unexercised     In-the-Money Options
                            Shares                Options at Year-End         at Year-End(1)
                          Acquired on  Value   ------------------------- -------------------------
          Name             Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
          ----            ----------- -------- ----------- ------------- ----------- -------------
Jeffrey F. Sheahan......        0       $ 0      214,582      660,418        $ 0          $ 0
John E. Labbett.........        0       $ 0      161,353      353,647        $ 0          $ 0
Merle M. McIntosh.......        0       $ 0      102,958      178,376        $ 0          $ 0
Norman F. Hullinger(2)..        0       $ 0      114,337      282,813        $ 0          $ 0
William Skinner.........        0       $ 0       17,290       62,710        $ 0          $ 0

--------
(1) These values are zero because the price of our common stock on December 29, 2000 was less than the exercise price of these stock options.

(2) Mr. Hullinger ceased to be our employee on March 30, 2001.

                             EMPLOYMENT AGREEMENTS

   Mr. Sheahan's October 1998 offer letter provides for an initial annual salary of $250,000 and reimbursement of up to $75,000 of relocation costs. At the commencement of his employment, Mr. Sheahan received an option to purchase 275,000 shares of common stock with an exercise price of $14.75 per share. The option vested as to 34,375 shares on April 19, 1999 and vests as to 5,729 shares each subsequent month. In the event that Mr. Sheahan is terminated without cause, he will receive twelve months salary as severance pay. In addition, if he is terminated without cause later than six months after his start date, then he will receive an additional six months' accelerated vesting of his initial stock grant. In the event that Mr. Sheahan is terminated without formal cause following a change of control transaction after the first six months of his employment, he will receive twelve months' severance pay and an additional twelve months' vesting of his initial stock grant. In addition, Mr. Sheahan received a loan of $250,000 from us, which is described below under "Certain Relationships and Related Transactions." Mr. Sheahan's employment is at will and can therefore be terminated at any time, with or without formal cause.

   Mr. Labbett's June 1998 offer letter, amended March 1999, provided for an initial annual salary of $200,000 and reimbursement of up to $2,000 per month of temporary housing and transportation expenses for up to one year. At the commencement of his employment, Mr. Labbett received an option to purchase 200,000 shares of common stock with an exercise price of $22.13 per share. Mr. Labbett's employment terminated March 31, 2001.

   Mr. McIntosh's February 1997 offer letter provides for an initial annual salary of $175,000 and reimbursement of up to $25,000 of relocation costs. At the commencement of his employment, Mr. McIntosh also received an option to purchase 150,000 shares of common stock with an exercise price of $7.00 per share. The option vested as to 18,750 shares on September 12, 1997 and vested and will vest as to 3,125 shares each subsequent month. In the event that Mr. McIntosh is terminated without formal cause following a change of control transaction after the first six months of his employment, 25% of the unvested portion of his option will vest immediately upon his termination and he will receive three months' severance pay. In addition, we extended Mr. McIntosh a loan in the amount of $25,000 from us, which was forgiven in 2000.

   Mr. Hullinger's January 1998 employment agreement, as amended January 1999, required a salary of not less than $155,000. The agreement also provides for a title at least commensurate with Vice President of Store Operations, and responsibilities reasonably commensurate with this title. The agreement provided that, in the event Mr. Hullinger's employment was terminated without formal cause, or Mr. Hullinger terminated his employment for "good reason" (which may include, among other things, change of title or responsibilities post-merger), he would receive twelve months' salary as severance. In addition, this agreement entitles Mr. Hullinger to receive up to a maximum of six additional monthly payments equivalent to his current monthly salary if, twelve months following terminations without cause or for "good reason, " he has not commenced alternative employment, and to continue to receive benefits for up to 18 months following such termination of employment. Mr. Hullinger is restricted from competing with us for a period of 18 months following the termination of his employment with us.

   Mr. Hullinger also entered into a retention bonus agreement with Old Egghead on July 13, 1999, which we assumed in connection with the merger, which provided for a retention bonus of twelve months' salary, provided that he continued his employment under this agreement through January 31, 2000 or was terminated without formal cause before the date. Mr. Hullinger received payment of $185,000 under this agreement in January 2000.

   Mr. Skinner's August 18, 1999 offer letter provides for an initial annual salary of $125,000. Mr. Skinner also received an option to purchase 25,000 shares of common stock with an exercise price of $16.25 per share. The option vested as to 3,125 shares on February 18, 2000 and will vest as to 521 shares each subsequent month. Mr. Skinner's employment is at will and can therefore be terminated at any time, with or without formal cause.

   The following pages contain a Report on Executive Compensation for 2000, a report of our Audit Committee and a chart titled "Company Stock Price Performance." Stockholders should be aware that under SEC rules, the report and chart are not considered "filed" with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless those sections are specifically referenced.

                        REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee consists of three non-employee members of the Board of Directors, none of whom has any interlocking relationships, as that term is defined by the SEC. The Compensation Committee generally acts on behalf of the Board to establish general compensation policies for all Egghead employees. The committee typically reviews base salary levels and target bonuses for the Chief Executive Officer and our other executive officers and employees annually. The committee also administers our incentive and equity plans. In 2000, the Compensation Committee met only once, and the Board of Directors as a whole made the principal decisions regarding executive compensation.

General compensation policy

   Our philosophy in compensating executive officers is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of our executive officers is contingent on achieving internal budget targets for operating profit and gross profit. Long-term equity incentives for executive officers are effected through stock options granted under our 1995 Equity Incentive Plan. Stock options generally have value for the executive only if the price of our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the shares to vest.

   Base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the committee or the Board informally reviewing data on prevailing compensation practices in technology companies with whom we compete for executive talent and by their evaluating such information in connection with our corporate goals. To this end, the Board attempted to compare the compensation of our executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, our executive officers are each eligible to participate in our 1995 Equity Incentive Plan.

   In preparing the performance graph for this proxy statement, we used the Morgan Stanley High Technology Index as our published line of business index. We did not review the compensation practices of most of the companies in the Morgan Stanley High Technology Index when the committee reviewed the compensation information described above because we determined that we do not compete with those companies for executive talent.

Executive compensation in 2000

   Base compensation. The Board reviewed management recommendations and the performance and market data outlined above and established a base salary level for each executive officer.

   Incentive compensation. In 1999 we adopted a Senior Management Bonus Plan for 2000, which based financial incentives on sales, margin and expense targets. Due to the Company's performance in the first half of 2000, the Board decided to terminate that plan and substitute a revised Senior Management Bonus Plan in May 2000. Half of the bonus payout for each executive is tied to achieving gross profit targets, and half is tied to achieving operating profit targets (net income targets in the case of executive vice presidents). Total annual bonus is calculated as a percentage of base salary, ranging from 95% to 150% of base salary. Payments are made on a quarterly basis if the cumulative targets have been achieved. No bonuses were paid under this bonus plan for 2000.

   Stock options. In 2000, we granted stock options to executive officers primarily to aid in the retention of executive officers and to align their interests with those of the stockholders. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant. We typically grant stock options to executive officers when the executive first joins us, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The committee may also grant additional stock options to executives for other reasons. For example, in its discretion the Board or Compensation Committee may grant options to provide greater incentives for executives to continue their employment with us and to strive to increase the value of our common stock. The number of shares subject to each stock option granted is within the discretion of the Board or Compensation Committee and is based on anticipated future contribution and ability to influence company-wide or business unit results, past performance or consistency within the executive's peer group. In 2000, the Board considered these factors, as well as the number of options held by executive officers as of the date of grant that remained unvested, and the prices of vested and unvested options.

   Company performance and Chief Executive Officer compensation. On July 25, 2000, Mr. Sheahan replaced Mr. Kaplan as our Chief Executive Officer. Mr. Kaplan was paid a salary of $100,000 per year, and Mr. Sheahan is paid a base salary of $300,000 per year. We have forgiven principal and accrued interest owed by Mr. Sheahan in the amount of approximately $90,000 for his service in 2000. Finally, Mr. Sheahan was granted an option to purchase 500,000 shares of common stock at a price of $2.25 per share and an option to purchase 50,000 shares of common stock at a price of $9.50 per share, in order to create an incentive for him to maximize stockholder value.

   Compliance with Section 162(m) of the Internal Revenue Code. We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code. We do not expect cash compensation for 2001 to be in excess of $1,000,000 and consequently we do not expect to be affected by the requirements of
Section 162(m).

                                        MEMBERS OF THE BOARD OF DIRECTORS

                                        Scott Gibson
                                        Peter L. Harris
                                        S. Jerrold Kaplan
                                        George Orban
                                        Ken Orton
                                        Jeffrey S. Sheahan
                                        Robert T. Wall
                                        Karen White

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee's purpose is to assist the Board of Directors in its oversight of Egghead's financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent" as required by applicable listing standards of the Nasdaq National Market. The Committee operates pursuant to a charter approved by the Board of Directors in March 2000. A copy of the current charter is attached to this proxy statement as Annex A.

   Management is responsible for the preparation, presentation and integrity of Egghead's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee discussed with Egghead's independent auditors the overall scope and plans for its audit. The Audit Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of Egghead's internal controls and the overall quality of Egghead's financial reporting. The Audit Committee held four meetings during 2000.

   In performing its oversight role, the Audit Committee considered and discussed the audited financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to below and in the Charter, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Audit Committee and the Board of Directors also recommended, subject to stockholder approval, the selection of Deloitte & Touche LLP as independent auditors.

   The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Egghead's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Deloitte & Touche LLP is in fact "independent" as required by the Nasdaq National Market.

                                            MEMBERS OF THE AUDIT COMMITTEE

                                            Ken Orton, Chairman
                                            Scott Gibson

                        COMPANY STOCK PRICE PERFORMANCE

   The graph below compares the cumulative total stockholder return on our common stock, the Nasdaq Stock Market--Composite Index and the Morgan Stanley High Technology Index from April 17, 1997 (the effective date of our registration statement with respect to our initial public offering) to December 31, 2000 (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends).

   The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                        [PERFORMANCE GRAPH APPEARS HERE]

             The above graph was plotted using the following data:

                                               Nasdaq Stock     Morgan Stanley
                                                 Market--            High
                           Egghead.com, Inc.  Composite Index  Technology Index
                           ----------------- ----------------- -----------------
                           Market Investment        Investment        Investment
                           Price    Value    Index    Value    Index    Value
                           ------ ---------- ------ ---------- ------ ----------
04/17/97.................. $ 6.00    $100    $1,217    $100    $  357    $100
12/31/97.................. $18.00    $300    $1,570    $129    $  447    $125
12/31/98.................. $40.06    $668    $2,193    $180    $  874    $245
12/31/99.................. $16.19    $270    $4,069    $334    $1,842    $516
12/31/00.................. $ 0.59    $ 10    $2,471    $203    $1,336    $374

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   From January 1, 2000 to the present, there are no currently proposed transactions in which the amount involved exceeds $60,000 to which Egghead or any of its subsidiaries was or is to be a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, except for payments set forth under "Executive Compensation" above, the agreements described under "Employment Agreements" above, the transactions described below under this caption and indemnification agreements that we entered into with several of our directors and executive officers.

   The indemnification agreements between us and our directors and executive officers provide the maximum indemnity available to them under Section 145 of the Delaware General Corporation Law and under our Bylaws, as well as certain additional procedural protections. Such indemnity agreements provide generally that we will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified, and require us to indemnify such individuals to the fullest extent permitted by law.

   In December 1998, Jeff Sheahan, our Chief Executive Officer, borrowed $250,000 from us at an interest rate of 4.6% in connection with the purchase of a primary residence. The outstanding principal and accrued interest will be forgiven as follows if Mr. Sheahan continues employment with us: one-third as of January 1, 2001, one-half as of January 1, 2002, the remainder as of January 1, 2003. If we terminate Mr. Sheahan's employment without cause, we will forgive the remaining outstanding principal and accrued interest due and will provide Mr. Sheahan with a cash payment to cover the federal and state income tax due with respect to the forgiveness of the loan. If Mr. Sheahan terminates his employment with us, the remaining loan and accrued interest will be due upon the two year anniversary of the termination. As of March 31, 2001, $168,565.00 was due under this loan.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at our 2002 annual meeting of stockholders must be received at our principal executive offices no later than December 20, 2001 in order to be included in our proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before our 2002 annual meeting of stockholders (but not include the proposal in our proxy materials) must provide written notice of the proposal to the Secretary of Egghead.com at our principal executive offices by March 8, 2002. In addition, stockholders must comply with the procedural requirements in our bylaws. Under our bylaws, notice must be delivered to the Secretary of Egghead.com at our principal executive offices no less than 60 days and no more than 90 days before the first anniversary of the 2001 annual meeting. If the annual meeting in 2002 is more than 30 days before or more than 60 days after the first anniversary of the 2001 annual meeting, then stockholders must give us notice of any proposal no less than 90 days before the meeting or 10 days after we publicly announce the date of the meeting and no more than 60 days before the meeting. The stockholder's notice must specify, as to each proposed matter (a) a description of the business and reason for conducting the business at the meeting; (b) the name and address as they appear on our books of the stockholder proposing business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of our common stock owned by the stockholder, beneficial holder or other party on whose behalf the proposal is made and (d) any material interest in the matter of the stockholder or beneficial holder or other party on whose behalf the proposal is made.

   Stockholders can obtain a copy of our bylaws from us upon request. The bylaws are also on file with the Securities and Exchange Commission. The proxy holders will vote all proxies received for the annual meeting in 2002 according to their judgment on all stockholder proposals that we receive after March 8, 2002.

   Our annual report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2000 is available without charge by writing to or calling our headquarters. Requests should be directed to:
Egghead.com, Inc., Investor Relations Department, 1350 Willow Road, Menlo Park, California 94025. Our annual report on Form 10-K may be obtained through the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers, we believe that all Section 16(a) filing requirements were met during fiscal 2000.

                                 OTHER BUSINESS

   Our board of directors does not presently intend to bring any other business before the meeting, and, so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

  Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

                               EGGHEAD.COM, INC.

                               1350 WILLOW ROAD
                         MENLO PARK, CALIFORNIA 94025

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeffrey F. Sheahan and Mark C. Sheperd, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value, of Egghead.com, Inc. ("Egghead.com") held of record by the undersigned on April 9, 2001, at the Annual Meeting of Stockholders of Egghead.com to be held on Tuesday, June 5, 2001, and at any continuations or adjournments thereof.

     This proxy, when properly executed and returned in a timely manner, will be voted at this annual meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR each of the proposals in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the annual meeting.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

                                                             -----------
                                                             SEE REVERSE
                                                                SIDE
                                                             -----------

--------------------------------------------------------------------------------

[X]   Please mark
      votes as in
      this example.

The Board of Directors unanimously recommends that you vote FOR each of the proposals.

1.  Election of Directors.

    Nominees:  C. Scott Gibson        Kenneth J. Orton       Jeffrey F. Sheahan

    [ ] For all nominees          [ ] Withheld from all nominees.

    [ ] ______________________
    For all nominees except as noted above

2.  Ratification of the appointment Deloitte & Touche   FOR   AGAINST   ABSTAIN
    LLP as Egghead.com's independent auditors for 2001. [ ]     [ ]       [ ]

3.  To transact any other business that may properly    FOR   AGAINST   ABSTAIN
    come before the meeting or any adjournment or       [ ]     [ ]       [ ]
    postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

This proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.


Signature:_________________________________________ Date:________________, 2001

Signature:_________________________________________ Date:________________, 2001

________________________________________________________________________________


                                (Reverse Side)

                              THIS IS YOUR PROXY.

                            YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.